EX-99.B-77C

                         UNITED NEW CONCEPTS FUND, INC.

SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For    Withhold   Non-Votes*
J. Concannon             48,758,069   2,775,411       0
J. Dillingham            48,760,750   2,772,730       0
D. Gardner               48,684,216   2,849,264       0
L. Graves                48,736,807   2,796,673       0
J. Harroz Jr.            48,651,152   2,882,328       0
J. Hayes                 48,606,256   2,927,224       0
R. Hechler               48,707,006   2,826,474       0
H. Herrmann              48,729,223   2,804,257       0
G. Johnson               48,547,795   2,985,685       0
W. Morgan                48,673,913   2,859,567       0
R. Reimer                48,672,395   2,861,085       0
F. Ross                  48,746,111   2,787,369       0
E. Schwartz              48,730,539   2,802,941       0
K. Tucker                48,742,811   2,790,669       0
F. Vogel                 48,771,310   2,762,170       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            48,376,951      491,131   2,665,398       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            44,437,601    3,841,645   3,211,891     42,343

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            45,673,327    2,176,156   3,641,654     42,343

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            45,613,924    1,789,263   4,130,293       0

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.